UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 29, 2013

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	000-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California 91604

(Address of Principal Executive Offices)

(818) 755-2400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement

On March 29, 2013, Crown Media Holdings, Inc. (“Crown Media”) entered into Amendment No. 1 (“Amendment No. 1”) to its Credit Agreement dated as of July 14, 2011 (as amended by Amendment No. 1, the “Amended Credit Agreement”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Amendment No. 1 lowers the interest rate on LIBOR term loans by up to 175 basis points, to a new rate based on LIBOR (subject to a LIBOR floor of 1.00%) plus an applicable rate of 3.00%.  The LIBOR floor was reduced by 25 basis points and the applicable rate was reduced by 150 basis points.  Amendment No. 1 also reflects a decrease in the principal amount of Crown Media’s term loans from $210 million to $172 million.  The maturity date of July 14, 2018 for the term loan facility remains unchanged.

As of March 29, 2013, and prior to Amendment No. 1, the outstanding principle on Crown Media’s $210 million term loans was $189,350,000.

Pursuant to the Amended Credit Agreement, Crown Media’s lenders have also agreed to modify Crown Media’s $30 million revolving credit facility, which was previously to mature on July 14, 2016.  The modified revolving credit facility will bear interest at a lower rate (as described below) and matures on January 14, 2018. No amounts are currently outstanding under the revolving credit facility.

In the event that Crown Media converts or exchanges its term loans to new loans with a lower yield loan, or repays its terms loans with the proceeds of such a loan, on or prior to March 29, 2014, Crown Media will pay a 1.00% soft call premium on the principal amount called at such time.

In addition, Amendment No. 1 (i) lowers the interest rate on Eurodollar revolving loans by 75 basis points, (ii) lowers the interest rate on ABR term loans by 150 basis points, (iii) lowers the interest rate on ABR revolving loans by 75 basis points, and (iv) lowers the interest rate on Swingline Loans by 75 basis points.

The foregoing description of Amendment No. 1 and the Amended Credit Agreement is qualified in its entirety by reference to Amendment No. 1, including the Amended Credit Agreement contained therein, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Certain Relationships

The Administrative Agent and certain lenders under the Amended Credit Agreement and their respective affiliates are full service financial institutions and have in the past engaged, and may in the future engage, in transactions with and perform services, including securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, financing and brokerage activities, for Crown Media and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

ITEM 2.03                                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 1.01 is incorporated by reference into this Item 2.03 to the extent it describes the creation of a direct financial obligation.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to the Credit Agreement dated as of July 14, 2011, among Crown Media Holdings, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date	April 1, 2013	By	/s/ Andrew Rooke
Name: Andrew Rooke
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 1 to the Credit Agreement dated as of July 14, 2011, among Crown Media Holdings, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders party thereto.